[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

Confidential

April 11, 2017

Masao Kaku

Business Development

Astellas Pharma Inc.

2-5-1, Nihonbashi-Honcho

Chuo-ku, Tokyo 103-8411

Japan

RE:Amendment to Collaboration Agreement; Payment Mechanism under Section [*]

Dear Masao:

As you know, Astellas Pharma Inc. (“Astellas”) and Cytokinetics, Inc. (“Cytokinetics”) are parties to that certain Amended and Restated License and Collaboration Agreement dated December 22, 2014 (the “Collaboration Agreement”), as amended, including the amendment dated July 27, 2016 (the “2016 Amendment”).  Capitalized terms used in this letter and not otherwise defined will have the meaning ascribed in the Collaboration Agreement.  The Parties hereby agree to amend the Collaboration Agreement as follows, effective as of April 1, 2017:

1.

To account for the fact that Astellas will also be incurring a portion of the Added Indication Development Costs for ALS as an Added Indication, the text in the attached exhibit shall be added to Section [*] of the Collaboration Agreement.

If the foregoing is acceptable and agreed to by Astellas, please so indicate by having an authorized representative of Astellas sign this Amendment in the appropriate signature line below, and return such signed copy to Elisabeth Schnieders, Ph.D., Sr. Vice President, Business Development, at your earliest convenience.  If you have any questions or comments, please do not hesitate to contact Elisabeth at (650) 624-3083 or by e-mail at eschnieders@cytokinetics.com.

Agreed and accepted:

Astellas Pharma Inc.

By: /s/ Jun Kuno
Name:	Jun Kono
Title:	VP, Global Head of Business Development
Date: April 19, 2017

Sincerely,

/s/ Robert I. Blum

Robert I. Blum

President & CEO

Confidential

Exhibit

(d)Sharing of Development Costs for ALS as an Added Indication.   Notwithstanding Section [*] above, for ALS as an Added Indication, the reimbursement of the Development Costs to effect the cost allocation set forth in this Agreement, as amended by the Amendment shall be as follows:

(i)Advance Payment.  For each calendar quarter in which Cytokinetics is anticipated to conduct Added Indication Development Work for ALS under the Development Plan, Cytokinetics shall submit to Astellas an invoice setting forth Cytokinetics’ estimated Cytokinetics ALS Development Reimbursement (defined below) for ALS based on the then-current Added Indication Development Budget for ALS as an Added Indication for the current calendar quarter, no later than [*] Business Days following the first day of such calendar quarter (the “ALS Development Advance Invoice”).

(ii)True-Up.  Within [*] days after the end of each such calendar quarter, Cytokinetics shall submit to Astellas a reasonably detailed reconciliation report setting forth the accounting for the actual Cytokinetics ALS Development Reimbursement for such prior calendar quarter and any credits or deficits from the corresponding ALS Development Advance Invoice previously provided for such quarter (the “ALS Development True-Up Report”).  Then:

(1)

If the ALS Development True-Up Report shows that the estimated Cytokinetics ALS Development Reimbursement shown on the ALS Development Advance Invoice is less than the actual Cytokinetics ALS Development Reimbursement (the difference thereof, the “Deficit”), and such Deficit is greater than the Astellas ALS Development Reimbursement for such prior calendar quarter (as defined below), if any, then Astellas shall pay the amount that is the difference between such Deficit and the Astellas ALS Development Reimbursement to Cytokinetics as described in this Section [*](d)(ii).

(2)

If the ALS Development True-Up Report shows a Deficit and such Deficit is less than the Astellas ALS Development Reimbursement for such prior calendar quarter, if any, then the difference between such Deficit and the Astellas ALS Development Reimbursement shall be credited toward the ALS Development Advance Invoice for the current calendar quarter (except where such invoice is the final such invoice to be provided by Cytokinetics, in which case the excess shall be refunded by Cytokinetics to Astellas within [*] days after the delivery of such invoice).

(3)

If the ALS Development True-Up Report shows that the estimated Cytokinetics ALS Development Reimbursement shown on the ALS Development Advance Invoice is greater than the actual Cytokinetics ALS Development Reimbursement (the difference thereof, the “Credit”), then the sum of such Credit and the Astellas ALS Development Reimbursement, if any, shall be credited toward the ALS Development Advance Invoice for the current

Confidential

calendar quarter (except where such invoice is the final such invoice to be provided by Cytokinetics, in which case the excess shall be refunded by Cytokinetics to Astellas within [*] days after the delivery of such invoice).

(4)

“Cytokinetics ALS Development Reimbursement” shall mean, in each case to the extent permitted by the [*] under Section 6.4(d) of the Agreement: (A) the Astellas Portion (as defined below) of the Added Indication Development Costs for ALS incurred by or on account of Cytokinetics; plus (B) 100% of any other Development Costs for ALS (e.g., country-specific development activities for the Astellas Territory and [*]) incurred by or on account of Cytokinetics; minus (C) any portion of the Added Indication Development Costs for ALS incurred by or on account of Cytokinetics prior to Initiation of the Pivotal Registration Study, which Astellas is required to solely fund but Cytokinetics elects to co-fund under Section 1.3(c)(i) of the Amendment; and plus (D) any portion of the Added Indication Development Costs for ALS incurred by or on account of Cytokinetics after Initiation of the Pivotal Registration Study, which Cytokinetics is required to co-fund but makes the deferral election, to the extent permitted by and in accordance with Section 1.3(c)(iv) of the Amendment.  The “Astellas Portion” means: (aa) prior to the Initiation of the Pivotal Registration Study for the Lead Product (or any Other Collaboration Product, if earlier) in ALS, 100%; and (bb) on and after the Initiation of the Pivotal Registration Study for the Lead Product (or any Other Collaboration Product, if earlier) in ALS, 50%.

(5)

“Astellas ALS Development Reimbursement” shall mean, in each case to the extent permitted by the [*] under Section 6.4(d) of the Agreement: (A) 50% of the Added Indication Development Costs for ALS incurred by or on account of Astellas after Initiation of the Pivotal Registration Study; plus (B) any portion of the Added Indication Development Costs for ALS incurred by or on account of Astellas prior to Initiation of the Pivotal Registration Study, which Astellas is required to solely fund but Cytokinetics elects to co-fund under Section 1.3(c)(i) of the Amendment; and minus (C) any portion of the Added Indication Development Costs for ALS incurred by or on account of Astellas after Initiation of the Pivotal Registration Study, which Cytokinetics is required to co-fund but makes the deferral election, to the extent permitted by and in accordance with Section 1.3(c)(iv) of the Amendment.

(iii)Timing of Payment.  For ease of administration, Astellas shall pay Cytokinetics a single payment reflecting the amount due under the ALS Development Advance Invoice for the current calendar quarter plus any deficits (or less any credits) reflected in the ALS Development True-Up Report for the prior calendar quarter, and submit to Cytokinetics a reasonably detailed report setting forth the accounting for any Astellas Solely Funded Costs as defined in the Amendment (if any) and Astellas ALS Development Reimbursement, all within the later of (1) [*] days of Astellas’ receipt of such ALS Development Advance Invoice, or (2) [*] days of Astellas’ receipt of such ALS Development True-Up Report.  In addition, for accounting purposes, within [*] days after the end of each calendar quarter, Astellas shall submit

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Confidential

a reasonable estimate of Astellas Solely Funded Costs as defined in the Amendment (if any) and Astellas ALS Development Reimbursement for the current calendar quarter.

(iv)Within [*] days after the end of each calendar quarter in which Cytokinetics is not anticipated to conduct Added Indication Development Work for ALS under the Development Plan but in which Astellas conducts Added Indication Development Work for ALS under the Development Plan, Astellas shall submit to Cytokinetics a reasonably detailed accounting for the Astellas ALS Development Reimbursement and the Astellas Solely Funded Costs, as well as an invoice for the Astellas ALS Development Reimbursement.  Cytokinetics shall either: (aa) pay to Astellas the amount of Astellas ALS Development Reimbursement invoiced within [*] days after the receipt of the invoice, to the extent such amounts do not exceed the applicable then-current Added Indication Development Budget as approved by the JDC by more than [*]; or (bb) elect to defer such payment obligations to the extent permitted by and in accordance with Section 1.3(c)(iv) of the Amendment.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.